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                                                                    EXHIBIT 99.4

                               RAYOVAC CORPORATION

                            OFFER FOR ALL OUTSTANDING

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2013

                                 IN EXCHANGE FOR

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2013

                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                  PURSUANT TO THE PROSPECTUS DATED       , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                     , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").
TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration is a prospectus dated        , 2003 and the
related letter of transmittal and instructions thereto in connection with the offer, referred to as the exchange offer, of Rayovac Corporation, a Wisconsin corporation, to exchange an aggregate principal amount of up to $350,000,000 of its 8 1/2% Senior Subordinated Notes due 2013, referred to as the exchange notes, for a like principal amount of its issued and outstanding 8 1/2% Senior Subordinated Notes due 2013, referred to as the original notes, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. Consummation of the exchange offer is subject to certain conditions described in the prospectus.

     WE ARE THE REGISTERED HOLDER OF ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH ORIGINAL NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all such original notes held by us for your account pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR ORIGINAL NOTES.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender original notes on your behalf in accordance with the provisions of the exchange offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON               , 2003, UNLESS EXTENDED. Original
notes tendered pursuant to the exchange offer may be withdrawn only under the circumstances described in the prospectus and the letter of transmittal.

     Your attention is directed to the following:

          1. The exchange offer is for the entire aggregate principal amount of outstanding original notes.

          2. Consummation of the exchange offer is conditioned upon the terms and conditions set forth in the prospectus under the captions "The Exchange Offer--Terms of the Exchange Offer" and "The Exchange Offer--Conditions to the Exchange Offer."

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          3.   Tendering holders may withdraw their tender at any time until
     5:00 p.m., New York City time, on the expiration date.

          4. Any transfer taxes incident to the transfer of original notes from the tendering holder to Rayovac will be paid by Rayovac, except as provided in the prospectus and the instructions to the letter of transmittal.

          5. The exchange offer is not being made to, nor will the surrender of original notes for exchange be accepted from or on behalf of, holders of original notes in any jurisdiction in which the exchange offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          6. The acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of exchange notes will be made as soon as practicable after the expiration date.

          7. Rayovac expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any original notes, (ii) to terminate the exchange offer and not accept any original notes for exchange if we determine that any of the conditions to the exchange offer, as set forth in the prospectus, have not occurred or been satisfied, (iii) to extend the expiration date of the exchange offer and retain all original notes tendered in the exchange offer other than those notes properly withdrawn, or (iv) to waive any condition or to amend the terms of the exchange offer in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, Rayovac will as promptly as practicable give oral or written notice of the action to the exchange agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

          8. Consummation of the exchange offer may have adverse consequences to non-tendering old note holders, including that the reduced amount of outstanding original notes as a result of the exchange offer may adversely affect the trading market, liquidity and market price of the original notes.

          If you wish to have us tender any or all of the original notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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                               RAYOVAC CORPORATION

                    INSTRUCTIONS REGARDING THE EXCHANGE OFFER

                               WITH RESPECT TO THE

            $350,000,000 OF 8 1/2% SENIOR SUBORDINATED NOTES DUE 2013
                               ("ORIGINAL NOTES")

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF RAYOVAC CORPORATION WITH RESPECT TO THE ORIGINAL NOTES.

     THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.
Box 1    / /   Please tender the original notes held by you for my account, as indicated below.
Box 2    / /   Please do not tender any original notes held by you for my account.

Date:________________________, 2003       ______________________________________

                                          ______________________________________
Principal Amount of Original notes                         Signature(s)*
to be Tendered:

$________________________________ p
(must be in the principal amount
of $1,000 or an integral multiple
thereof)
                                          ______________________________________

                                          ______________________________________
                                                Please Print Name(s) Here

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                               Please Type or Print Address

                                          ______________________________________
                                              Area Code and Telephone Number

                                          ______________________________________
                                            Taxpayer Identification or Social
                                                     Security Number

                                          ______________________________________
                                                My Account Number with You


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* UNLESS OTHERWISE INDICATED, SIGNATURE (S) HEREON BY BENEFICIAL OWNER(S) SHALL
CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL ORIGINAL NOTES OF SUCH BENEFICIAL OWNER(S).